Exhibit 99.1

115 East Park Drive ● Second Floor Brentwood, TN 37027 AmericanAddictionCenters.com

Investor Contact:	Tripp Sullivan	Media Contact:	Adam Mittelberg
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Enters into $50 Million Capital Commitment with Deerfield

Management and an Additional $50 Million Incremental Facility

BRENTWOOD, Tenn. – (October 5, 2015) AAC Holdings, Inc. (NYSE: AAC) completed the closing of two financing facilities with Deerfield Management Company, L.P. (“Deerfield”), AAC’s largest institutional shareholder of record and a leading healthcare specific investor with over $6 billion under management. The capital commitment consists of $25.0 million of subordinated convertible debt and up to $25.0 million of subordinated debt, together with an incremental facility of up to an additional $50.0 million of subordinated convertible debt (subject to certain conditions). AAC drew down $25.0 million of convertible debt at closing and will use the proceeds to fund its active acquisition strategy, its de novo pipeline and for other corporate purposes.

The $25.0 million of subordinated convertible debt bears interest at an annual rate of 2.50% and matures on September 30, 2021. The $25.0 million of subordinated convertible debt funded at closing is convertible at $30.00 per share. In addition, AAC may borrow up to $25.0 million of subordinated debt that will bear interest at an annual rate of 12.0% and mature on September 30, 2020. The $25.0 million of unsecured subordinated debt may be drawn for acquisition financing through September 30, 2016 and can be repaid under certain conditions without penalty prior to October 2, 2017.

“In the last twelve months, our bed capacity has grown from 487 beds at the time of our IPO to 773 beds currently and over 400 additional beds in our pipeline,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “The additional capital from Deerfield and its continued support as our largest institutional shareholder enable us to finish the de novo projects underway and remain active in securing new growth opportunities through acquisitions.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 18 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

About Deerfield Management

Deerfield is an investment management firm committed to advancing healthcare through investment, information and philanthropy.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of pending acquisitions; (vi) our failure to achieve anticipated financial results from contemplated acquisitions; (vii) a disruption in our ability to perform definitive drug testing services; (viii) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (ix) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; (x) our inability to agree on conversion and other terms for the balance of convertible debt; (xi) our inability to meet our covenants in the loan documents; (xii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiii) our inability to integrate newly acquired facilities; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

###